UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 20, 2009

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On November 20, 2009, Cephalon, Inc. (the “Company”) and Ception Therapeutics, Inc., a privately held biotechnology company (“Ception”, and, together with the Company, the “Parties”), entered into a letter agreement (the “Letter Agreement”) pursuant to which the Parties agreed to amend the Option Agreement dated as of January 13, 2009 between the Company and Ception (the “Option Agreement”).   Pursuant to the Letter Agreement, the Parties agreed to extend the termination date for the Company’s option to purchase Ception to the date that is (a) 15 business days after the later of (i) the receipt by Cephalon of the final study report for Ception’s Phase IIb/III clinical trial for reslizumab as a treatment for pediatric eosinophilic esophagitis or (ii) the receipt by Cephalon of the top-line data from Ception’s Phase II study for reslizumab as a treatment for eosonophilic asthma or (b) such earlier date on which Cephalon terminates the Option Agreement pursuant to its terms.  The Parties agreed to enter into an amendment to the Option Agreement and related agreements between the Parties as necessary in order to carry out the intent of the Letter Agreement.

Item 8.01              Other Events.

On November 23, 2009, the Company and Ception issued a press release announcing results from a Phase IIb/III clinical trial of CINQUIL™ (reslizumab) for the treatment of pediatric eosinophilic esophagitis. The Company hereby incorporates by reference the press release dated November 23, 2009, attached hereto as Exhibit 99.1, and made a part of this Item 8.01.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Document
99.1	Press Release dated November 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: November 23, 2009	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated November 23, 2009